Exhibit 3.2

BY-LAWS

~~(As amended as of November 15, 2007)~~

OF

PARK ELECTROCHEMICAL CORP.

(Amended and restated as of October 18, 2016)

ARTICLE I

OFFICES

          Section 1. Principal Office. The principal office of the Corporation shall be as stated in the ~~City and State of New York~~.Certificate of Incorporation.

          Section 2. Other Offices. The Corporation may also have offices at such other place or places within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

~~STOCKHOLDERS~~SHAREHOLDERS’ MEETINGS

          Section 1. Annual Meetings. The annual meeting of shareholders of the Corporation shall be held ~~on the fourth Wednesday in June of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at ten o’clock A.M., at the principal office of the Corporation in the State of New York, or at such other~~each year at such place within or without the State of New York and at such ~~other~~date and time ~~and on such other date~~ as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2. Special- Meetings. Special ~~Meetings~~meetings of the ~~stockholders~~shareholders shall be held at ~~the principal office of the Corporation in the State of New York, or at such other~~such place within or without the State of New York ~~as may~~and at such date and time as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, ~~by resolution of the Board of Directors, and shall~~. A special meeting of the shareholders (a) may be called by the Chairman of the Board~~,~~ or the President ~~or,~~ and (b) shall be called by the Secretary at the request in writing of ~~stockholders~~shareholders (i) owning of record at least eighty percent (80%) of the issued and outstanding shares of stock of the Corporation entitled to vote thereat or (ii) in accordance with applicable law.

          Section 3. Notice of Purpose of Meetings. Written notice of ~~the purpose or purposes and of the time and place of every~~each meeting of the shareholders shall be given ~~by the Chairman of the Board, the President, the Secretary or an Assistant Secretary either~~, personally ~~or by mail or by any other lawful means of communication~~(written or electronic), not less than ten (or, if notice is given by third class mail, not less than twenty-four) nor more than sixty days before the date of the meeting to each shareholder ~~of record~~ entitled to vote at such meeting. If mailed, such notice ~~shall be~~is given when deposited in the United States mail, with postage thereon prepaid, directed to ~~each~~the shareholder at his address as it appears on the ~~stock book unless he~~record of shareholders, or, if a shareholder shall have filed with the Secretary of the Corporation a written request that notices ~~intended for him~~to such shareholder be mailed to some other address, ~~in which case it shall be mailed or transmitted to the address designated in such request. Except where otherwise required by law, notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given.~~then directed to such shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic address supplied to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions. The notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and, if it is a special meeting, indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. The business which may be transacted at the meeting shall be confined to business which is related to the purpose or purposes set forth in the notice, except the approval of minutes or to other matters normally incident to the conduct of the meeting.

          Section 4. Quorum. A quorum must be present in person or by proxy at all meetings of ~~stockholders~~shareholders and shall consist of the holders of record of a majority of the shares of capital stock of the Corporation~~,~~ issued and outstanding~~,~~ and entitled to vote at the meeting~~, present in person or by proxy~~, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of ~~those~~the shares of stock of the Corporation entitled to vote and present in person or by proxy ~~and entitled to vote~~at the meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders entitled to vote at the meeting on the original date (whether or not they were present thereat) shall be entitled to vote at such adjourned meeting, provided that the Board of Directors does not fix a new record date for such adjourned meeting. However, if after adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to such notice.

          Section 5. Organization. Meetings of the ~~stockholders~~shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither the Chairman of the Board nor the President is present, by any Vice President, or in the absence of such officers, by a chairman to be chosen by the holders of record of a majority of the ~~stockholders~~shares of stock of the Corporation entitled to vote ~~who are~~and present in person or by proxy at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall choose any person present to act as secretary of the meeting.

          Section 6. Voting.

(a)     General. Except as otherwise provided in the Certificate of Incorporation or by law, at every meeting of the ~~stockholders~~shareholders each ~~stockholder~~shareholder of record entitled to vote at such meeting shall have one vote in person or by proxy for each share- of stock having voting rights held by him and registered in his name on the books of the Corporation. Any vote on shares of stock of the Corporation may be given by the ~~stockholder~~shareholder entitled thereto in person or the shareholder may authorize another person to act for the shareholder by ~~his~~ proxy ~~appointed by an instrument in,~~. Any proxy shall be in writing, subscribed by such ~~stockholder~~shareholder or by his agent or attorney-in-fact thereunto authorized, and delivered to the secretary of the meeting. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Except as otherwise provided in the Certificate of Incorporation, an abstention shall not constitute a vote cast.

(b)     Election of Directors. Except as set forth below, a nominee for director shall be elected to the Board of Directors if he or she receives a majority of the votes cast by the shareholders entitled to vote thereon. A majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” that director’s election. A nominee who does not receive a majority of the votes cast shall not be elected. Any vacancy resulting from the non-election of a director may be filled by the Board of Directors as provided in Section 4 of Article III hereof. Except as provided in the next sentence, no director who fails to receive a majority of the votes cast for election will participate in the Board of Directors’ decision (or committee recommendation, if any) about filling his or her office. However if no director receives a majority of the votes cast in an election with director nominees made only by the Board of Directors and/or pursuant to an agreement with the Company, then the incumbent directors (i) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (ii) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.

Notwithstanding the foregoing, if the number of nominees for director exceeds the number of directors to be elected as of the last day for delivery of a notice under Section 9 of this Article II, then directors at such meeting shall be elected by a plurality of the votes cast by the shareholders entitled to vote thereon.

(c)     Other Matters. Except as otherwise required by law, by the Certificate of Incorporation or these By-Laws, all other matters coming before any meeting of the ~~stockholders~~shareholders shall be decided by ~~the vote of the holders of~~ a majority of the ~~shares of stock present in person or by proxy at such meeting, a quorum being present. At all elections of directors the voting may but need not be by ballot.~~votes cast for such matter at a meeting of the shareholders. A majority of the votes cast means that the number of shares voted “for” such matter exceeds the number of shares voted “against” such matter.

 Section 7. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, ~~two~~one or more inspectors of election shall be appointed by the ~~chairman~~Board of ~~the meeting~~Directors, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as ~~such~~an inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office ~~become~~otherwise becomes vacant, the ~~stockholders present at~~chairman of the meeting may ~~choose the required number of temporary inspectors.~~fill any such vacancy.

Section 8. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty ~~nor~~or less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 9. Notice of ~~Stockholder Nominees. Only persons who are nominated in accordance with the following procedures set forth in these By-Laws shall be eligible for election as directors of the Corporation.~~ Shareholder Business and Nominations.

(a)     Annual Meetings of Shareholders.

(i)     Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at ~~any~~an annual meeting of ~~stockholders (a~~shareholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 3 of this Article, (b) by or at the direction of the Board of Directors (or any ~~duly authorized~~ committee thereof to the extent permitted by law) or (~~b~~c) by any ~~stockholder~~shareholder of the Corporation ~~(i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual~~who is entitled to vote on such election or such other business at the meeting ~~and (ii)~~, who complies with the notice procedures set forth in ~~this Section 9.~~subparagraphs (ii) and (iii) of this paragraph (a) and the requirements of paragraph (c) of this Section 9 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting.

          ~~In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder~~(ii) For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in ~~proper written form~~writing to the Secretary of the Corporation, and, in the case of business other than director nominations, such other business must be a proper matter for shareholder action.          ~~To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.~~ To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the current year’s annual meeting is not within 30 days before or after such anniversary date, in order to be timely notice by the shareholder must be so delivered not later than the close of business on the 90th day (or, if the first public announcement of the date of such meeting is made less than 100 days prior to such meeting, then as of the close of business on the 10th day following the day on which such public announcement is first made by the Corporation) nor earlier than the 120th day prior to such current year’s annual meeting. Such shareholder’s notice shall set forth:

          ~~To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.~~

         ~~No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.~~

          ~~Section 10. Notice of Stockholder Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.~~

          ~~In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.~~

          ~~To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.~~

          ~~To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder~~

(A)     as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (and to the extent applicable, the rules and regulations promulgated thereunder, the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner, if any, on whose behalf the nomination or proposal is made and their respective affiliates and associates and others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K if the shareholder, beneficial owner or affiliate, associate or person acting in concert were the “registrant” for purposes of such rule, and such nominee were a director or executive officer of such registrant, and (iii) such nominee shall include a completed and signed questionnaire, representation and agreement set forth in paragraph (c)(ii) of this Section 9;

(B)     as to any other business that the shareholder proposes to bring before the ~~annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.~~

          ~~No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.~~meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)     as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any proxy, relationship, agreement, arrangement and/or understanding (including any derivative or short positions, convertible security, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, in each case whether settled in shares or cash) that has or have been entered into by, or on behalf of, such shareholder and/or such beneficial owner, the effect or intent of which is to mitigate loss, manage risk, benefit from share price changes (including any performance-related fees) or increase or decrease the voting power of such shareholder and/or such beneficial owner with respect to shares of capital stock of the Corporation, (v) a description of any agreement, arrangement or understanding between or among such shareholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation, (vi) a statement that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(iii)     Notwithstanding anything in the second sentence of subparagraph (ii) of paragraph (a) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)     Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 3 of this Article. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation pursuant to Section 6 of Article III herein or otherwise in accordance with applicable law and who (A) is entitled to vote on such election at the meeting, (B) provides timely notice set forth in this paragraph (b) of this Section 9, (C) complies with the notice procedures set forth in the third sentence of subparagraph (ii) of paragraph (a) of this Section 9 and the requirements of paragraph (c) of this Section 9, and (D) is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting. Any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day (or, if the first public announcement of the date of such meeting and the nominees proposed by the Board of Directors to be elected at such meeting is made less than 100 days prior to such meeting, then as of the close of business on the 10th day following the day on which such public announcement is first made) nor earlier than the 120th day prior to such special meeting.

(c)     General.

(i)     A shareholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to subparagraph (ii) of paragraph (a) of this Section 9 or paragraph (b) of this Section 9) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).

(ii)     The Corporation may require any proposed nominee for election to the Board of Directors to furnish such other information as it may reasonably require to determine the eligibility or independence of such proposed nominee to serve as a director of the Corporation. Without limitation, to be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that is not disclosed in such representation and agreement and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(iii)     Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, regardless of whether proxies in respect of such nomination or business may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders.

(iv)     For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v)     For the purposes of this Section 9, “beneficial owner” shall mean a person who (A) beneficially owns shares for purposes of Section 13(d) of the Exchange Act or (B) has or shares, pursuant to any agreement, arrangement or understanding, the right to acquire shares, the right to vote shares or investment power with respect to such shares, in each case alone or in concert with others.

(vi)     For purposes of these By-Laws, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice, or extend any time period for notice, of such meeting for purposes of this Section 9, and in order for any notification required to be delivered by a shareholder pursuant to this Section 9 to be timely, such notification must be delivered within the periods set forth above in this Section 9 with respect to the originally scheduled meeting.

(vii)     Notwithstanding the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 9; provided however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9. Compliance with this Section 9 shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Exchange Act and included in the Corporation’s notice of meeting). Nothing in this Section 9 shall apply to the rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation), if any, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

          Section 10. List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request at such meeting or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspector(s) of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE III

DIRECTORS

          Section 1. Powers, Number, Qualification~~, Term, Quorum, Vacancies.~~ The property, affairs and business of the Corporation shall be managed by its Board of Directors~~, consisting~~ except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. The Board of Directors shall consist of not less than ~~five~~three nor more than fifteen persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of a majority of the entire Board of Directors. Directors need not be ~~stockholders~~shareholders of the Corporation. All directors shall be ~~of full age and at least one shall be a citizen of the United States and a resident of the State of New York. Directors shall be elected at the annual meeting and until their successors, shall be elected and shall qualify.~~at least 18 years old.

          Section 2. Election and Term. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, each director of the Corporation shall be elected at an annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

Section 3. Quorum. A majority of the ~~members of the~~directors then in office (but not less than one-third of the entire Board of Directors ~~then in office~~), acting at a meeting duly assembled, shall constitute a quorum for the transaction of business~~, but if~~. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice (other than announcement at the meeting of the time and place to which the meeting is adjourned) from time to time until a quorum shall have been obtained. Any act of a majority of directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided ~~in the~~by law, the Certificate of Incorporation or these By-Laws.

          Section ~~3.~~4.     Vacancies. In case one or more vacancies shall occur on the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise, except insofar as otherwise provided by law or in these By-Laws, the remaining directors, although less than a quorum, may, by a majority vote, elect successor or additional directors. If any such newly created directorships or vacancies occurring in the Board of Directors for any reason shall not be filled prior to the next annual meeting of shareholders, they shall be filled by vote of the shareholders at such annual meeting. A person so elected shall ~~serve only~~hold office until the next annual meeting of ~~stockholders~~shareholders and until his successor ~~shall be~~has been elected and ~~shall qualify~~qualified.

          Section ~~4.~~5.     Meetings. Meetings of the Board of Directors shall be held at ~~the principal office of the Corporation or at such other place or~~such places within or ~~outside~~without the State of New York as ~~may be specified in the notice of the meeting~~the Board of Directors may determine. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by ~~resolution of~~ the Board of Directors~~, and special~~ a reasonable time prior to such meetings. Special meetings may be held at any time upon the call of the Chairman of the Board or the President or any two directors by oral, telegraphic or written notice, with notice duly served on or sent or mailed to each director, personally or by mail (written or electronic), not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of ~~stockholders. Notice need not be given of regular meetings of the Board of Directors when fixed by resolution as above set forth~~shareholders. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

          Section ~~5.~~6.     Removal of Directors. At any ~~special~~ meeting of the ~~stockholders~~shareholders, duly called ~~as provided in~~and otherwise in compliance with the requirements of these By-Laws and applicable law, any director or directors may, by the affirmative vote of the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of directors, be removed from office for cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal. ~~Stockholders~~Shareholders may not remove directors without cause.

          Section ~~6. Executive Committee. An Executive Committee of three or more directors may be designated by resolution passed by a majority of the whole Board of Directors. The act of a majority of the members of said Committee shall be the act of the Committee, and said Committee may meet at stated times or on notice. Whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of the Board, said Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business and affairs, and generally perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, and the Executive Committee shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it and, insofar as may be permitted by law, exercise the powers and perform the obligations of the Board of Directors. The Board of Directors may also designate one or more committees in addition to the Executive Committee by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees to consist of three or more directors of the Corporation, and, to the extent provided in the resolution or resolutions designating them, shall have or may exercise the specific powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.~~7. Designation of Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. In the interim between meetings of the Board of Directors, the executive committee, if and to the extent permitted in the resolution designating such committee, shall have all the authority of the Board of Directors except as otherwise provided by law and shall serve at the pleasure of the Board of Directors. Each other committee so designated shall have such name as may be provided from time to time in the resolution or resolutions of the Board of Directors, shall serve at the pleasure of the Board of Directors and shall have, to the extent provided in such resolution or resolutions, all the authority of the Board of Directors except as otherwise provided by law.

          Section ~~7.~~8.     Compensation of Directors. Directors may, by resolution of the Board of Directors, be allowed a fixed sum per annum for serving as directors and a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees and others who attend pursuant to direction, may, by ~~vote~~resolution of the Board of Directors, be allowed a ~~like~~fixed sum per annum for serving as such members and a fixed sum and expenses for attending committee meetings.

          Section ~~8.~~9.     Action by Written Consent in ~~lieu~~Lieu of Meeting. Any action required or permitted to be taken by the Board of Directors of the Corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any such committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

          Section ~~9.~~10.     Action by Conference Call. Any one or more members of the Board of Directors ~~of the Corporation~~ or of any committee thereof may participate in a meeting of said Board of Directors or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

          Section 1.     Election. The Board of Directors at its meeting held immediately after the annual meeting of ~~stockholders~~shareholders shall elect a Chairman of the Board, and a President~~,~~ and may elect one or more Vice Presidents, a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two offices may be held by the same person. The Chairman of the Board shall be chosen from among the directors.

          Section 2. Term and Removal. ~~The term of office of all officers shall be one year~~All officers shall, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their ~~respective~~ successors ~~are~~have been appointed or elected and ~~qualify but any~~qualified. Any officer, however, may be removed from office either with or without cause at any time by the affirmative vote of a majority of the ~~members of the Board of Directors~~directors then in office. A vacancy in any office arising from any cause may be filled by the Board of Directors.

          Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and ~~stockholders~~shareholders. He shall also have such powers and perform such duties as usually pertain to his office or as are properly required of him by the Board of Directors.

          Section 4. President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and ~~stockholders~~shareholders. He shall have the general powers and duties of supervision and management of the Corporation which usually pertain to his office, and shall perform all such other duties ~~and powers as may be assigned to him from time to time~~as are properly required of him by the Board of Directors.

          Section 5. Vice Presidents. ~~The Vice Presidents shall have such powers and discharge such duties as may be assigned to them from time to time~~Each Vice President may be designated by such title as the Board of Directors may determine, and each such Vice President in such order of seniority as may be determined by the Board of Directors, shall, in the absence or disability of the President, or at his request, perform the duties and exercise the powers of the President. Each Vice President also shall perform such duties as usually pertain to his office or as are properly required of him by the Board of Directors.

          Section 6. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give bond for the faithful discharge of his duties if the Board of Directors so requires. He shall do and perform such other duties as ~~may be assigned to him from time to time~~usually pertain to his office or as are properly required of him by the Board of Directors.

          Section 7. Secretary. The Secretary shall attend all meetings of the ~~stockholders~~shareholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of ~~stockholders~~shareholders and of the Board of Directors and of committees ~~and shall perform such other duties as may be prescribed by the Board of Directors~~. He shall keep in safe custody the seal of the Corporation, if any, and affix the same to any instrument whose execution has been authorized. He shall do and perform such other duties as ~~may be assigned to him from time to time~~usually pertain to his office or as are properly required of him by the Board of Directors.

          Section 8. Assistant Officers. The Assistant Vice Presidents, the Assistant Secretaries and the Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the Vice Presidents, Secretary or Treasurer, respectively, perform the duties of such officer and shall perform such other duties as the Board of Directors may from time to time prescribe.

          Section 9. Execution of Agreements. All agreements of the Corporation shall be executed on behalf of the Corporation by (a) the President, the Chief Executive Officer (if any) or any Vice President elected by the Board of Directors, (b) such other officer or employee of the Corporation authorized by the President or Chief Executive Officer, with such limitations or restrictions on such authority as the President or Chief Executive Officer deems appropriate or (c) such other person as may be authorized by the Board of Directors.

ARTICLE V

CAPITAL STOCK

          Section 1. ~~Form and Transfers~~Certificate of Shares. The interest of each ~~stockholder~~shareholder of the Corporation shall be evidenced by either (a) certificates for shares of capital stock certifying the number of shares represented thereby, and in such form~~,~~ not inconsistent with the Certificate of Incorporation~~,~~ and as the Board of Directors ~~may~~ from time to time may prescribe, or (b) registration of uncertificated shares on the books of the Corporation.          ~~The certificates of stock~~ Each share certificate, if any, shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer~~, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed~~. The signatures of the officers upon a certificate may be facsimiles if (a) the certificate is countersigned by a transfer agent~~,~~ or registered by a ~~transfer clerk and registrar, the signature of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed~~ registrar other than the Corporation itself or its employee or (b) the Corporation’s shares are listed on a registered national securities exchange. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

          ~~Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in section 3 of this Article provided, and, (i) if a certificate or certificates have been issued to evidence such shares, on surrender of such certificate or certificates properly endorsed, (ii) in the case of uncertificated shares, upon presentation of proper transfer instructions from the holder of record, and (iii) in either case, upon the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of shares of stock of the Corporation.~~

          Section 2. Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of capital stock of the Corporation and no uncertificated shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, containing such terms and secured by such surety as the Board of Directors may in its discretion require. The Board of Directors shall have the right from time to time to prescribe such rules and procedures as it shall deem advisable with regard to lost, stolen, destroyed or mutilated certificates and the issuance of new shares, whether certificated or uncertificated, of ~~this~~the Corporation in place thereof.

          Section 3. ~~Transfer Agent and Registrar. The Board of Directors may appoint one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.~~Transfers of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in this Section 3 provided, and, (a) if a certificate or certificates have been issued to evidence such shares, on surrender of such certificate or certificates properly endorsed, (b) in the case of uncertificated shares, upon presentation of proper transfer instructions from the holder of record, and (c) in either case, upon the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of shares of stock of the Corporation and may appoint one or more transfer agents and registrars of shares of capital stock of the Corporation.

ARTICLE VI

CORPORATE SEAL

          The ~~corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, “Corporate Seal, New York.”~~seal of the Corporation, if it elects to have one, shall be in such form as may be determined from time to time by the Board of Directors. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE VII

AMENDMENTS

          These By-Laws may be amended, altered or repealed or additional By-Laws adopted at any meeting of the Board of Directors by the vote of a majority of the directors then in office. These By-Laws, and any amendments thereto and new By-Laws added by the directors may be amended, altered or repealed by the ~~stockholders~~shareholders at any annual or special meeting of the ~~stockholders~~shareholders provided that notice of such action shall have been contained in the notice of meeting.

ARTICLE VIII

FISCAL YEAR

The Board of Directors from time to time shall determine the fiscal year of the Corporation.

ARTICLE IX

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court located within the State of New York shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Business Corporation Law of the State of New York or the Corporation’s Certificate of Incorporation or these By-Laws (in each case, as amended from time to time), or (d) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE ~~VIII~~X

INDEMNIFICATION

          Section 1. Definitions. “Action” shall mean any threatened, pending or completed legal action, lawsuit or proceeding, whether civil, criminal, administrative or investigative, including without limitation any action by or in the right of the Corporation to procure a judgment in its favor.

          “Indemnitee” shall mean a person who was or is a party, or is threatened to be made a party, to an Action by reason of the fact that such person (or such person’s testator or intestate, in which case both such person and his testator or intestate shall be deemed the Indemnitee) is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer or trustee of or in a similar capacity with another corporation, partnership, joint venture, trust, plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          “Costs” shall mean all amounts actually paid by or on behalf of an Indemnitee (i) on account of judgments, fines and penalties incurred in connection with an Action, or (ii) in settlement of an Action.

          “Expenses” shall mean all expenses actually and reasonably incurred by or on behalf of an Indemnitee in connection with an Action, whether or not the Indemnitee is successful on the merits, including, without limitation, expenses of investigation, judicial or administrative proceedings and appeals, attorneys’ fees and disbursements, and expenses of establishing or defending a right to indemnification under this Article.

          “Act” shall mean Sections 721 through 726 of the Business Corporation Law of the State of New York or any comparable provisions of New York law hereafter enacted applicable to the Corporation.

          Section 2. Indemnification and Advances of Expenses. The Corporation shall indemnify each Indemnitee against all Costs and Expenses of each Action, unless such indemnification shall be expressly prohibited by Section 721 of the Act, or unless the Action (other than an Action instituted pursuant to Section 3 of this Article ~~VIII~~X) shall have been initiated by the Indemnitee without the authorization of the Board of Directors of the Corporation. Expenses for which indemnification is sought under this Article shall be paid by the Corporation in advance of any final disposition of the Action at the written request of an Indemnitee, provided that the Indemnitee shall undertake to repay amounts advanced to the extent that a court of competent jurisdiction ultimately determines that the Indemnitee was not entitled to such indemnification. Except to the extent prohibited by law, advances of Expenses shall be paid without reference to the Indemnitee’s financial ability to make repayment, no security shall be required therefor, and such advances shall not under any circumstances be claimable against the Indemnitee’s spouse, children, estate, heirs, executors or administrators. The Board of Directors may, by a majority vote of a quorum consisting of directors who are not parties to an Action, and upon approval of an Indemnitee, authorize the Corporation’s counsel to represent the Indemnitee in an Action.

          Section 3. Procedure for Indemnification. Any indemnification or advance of Expenses under Section 2 of this Article shall be made promptly, and in any event within 45 days following the written request of the Indemnitee, unless a determination that the Indemnitee is not entitled to indemnification because he has not met the applicable standard of conduct expressly required by Section 721 of the Act is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such Action, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum consisting of ~~disinterested~~ directors who are not parties to such Action so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. The right to indemnification and advances of Expenses under this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 45 days. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the required undertaking, if any, has been received by the Corporation) that the Indemnitee has not met the applicable standard of conduct expressly required by the Act, but the burden of proving such defense shall be on the Corporation and neither (i) the termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, nor (ii) any determination pursuant to the first sentence of this Section ~~2,~~3 shall, of itself, create a presumption that the Indemnitee did not act in accordance with such standard of conduct.

          Section 4. Other Rights and Continuation of Right to Indemnification. The indemnification provided by this Article shall not be exclusive of all other rights to which an Indemnitee seeking indemnification is entitled under any law (common or statutory), agreement, resolution of shareholders or directors or otherwise, and nothing contained in this Article shall limit the right to indemnification or advancement of expenses to which any person would be entitled from the Corporation in lieu of, in addition to or in the absence of this Article. The Corporation is hereby expressly authorized to grant other rights of indemnification or advancement of expenses by resolution of shareholders or directors, agreement or otherwise. The indemnification provided by this Article shall continue as to an Indemnitee who has ceased to be a director, officer, trustee, committee member, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of each Indemnitee.

          Section 5. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of or in a similar capacity with another corporation, partnership, joint venture, trust, plan or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person under the provisions of this Article ~~VIII~~X, provided that such insurance is available on terms acceptable to a majority of the ~~entire Board of Directors of the Corporation~~directors then in office.

          Section 6. Contractual Rights; Conflicts. The provisions of this Article ~~VIII~~X shall constitute a contract between the Corporation and each Indemnitee, pursuant to which the Corporation and each such Indemnitee intend to be legally bound. No repeal or modification of this Article ~~VIII~~X shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing. In the event any rights under this Article VIIIX are expressly prohibited by any provision of Article ~~XIV~~XI of the Corporation’s Certificate of Incorporation as in effect on the date this Article ~~VIII~~X is adopted, such provision of the Corporation’s Certificate of Incorporation shall be controlling unless subsequently amended to eliminate such prohibition.

          Section 7. Severability. If this Article ~~VIII~~X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to Costs and Expenses and make advancements thereof to the fullest extent permitted by any applicable portion of this Article ~~VIII~~X that shall not have been invalidated and to the fullest extent permitted by the Act.